UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2008

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of a Principal Officer

On May 20, 2008 the Board of Directors of Merriman Curhan Ford Group, Inc. (the “Company”) approved the appointment of Peter V. Coleman as Chief Financial Officer. Mr. Coleman will begin working for the Company as Chief Financial Officer June 2, 2008.

Mr. Coleman, age 39, was most recently with ThinkPanmure, an investment bank, where he served as CFO since March 2007, COO since November 2006, Director of Research from September 2005 until November 2006, the Head of Brokerage from June 2006 until June 2007, and was a member of the board of directors since April 2007. Prior to that he was a principal and senior research analyst at Schwab SoundView, an investment bank, focusing on technology from May 2002to November 2004.

There are no family relationships between Mr. Coleman and any directors or officers of the Company.

There is no material plan, contract or arrangement between the Company and Mr. Coleman.

Item	8.01 Other Events

On May 22, 2008, a press release was issued by the Company announcing John Hiestand’s resignation as the Chief Financial Officer of the Company.

Item	9.01 Financial Statements and Exhibits

99.1	Press release for Mr. Hiestand’s resignation as chief financial officer.
99.2	Press release for Mr. Coleman’s appointment as chief financial officer.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: May 27, 2008	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer